(Exhibit 10.1)










                                U.S. $500,000,000

                                CREDIT AGREEMENT

                          Dated as of December 9, 1993

                              APPLE COMPUTER, INC.

                                   as Borrower

                                       and

                            THE LENDERS NAMED HEREIN

                                   as Lenders

                                       and

                               CITICORP USA, INC.

                             as Documentation Agent,

                       BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION

                             as Administrative Agent

                                       and

                     NATIONSBANK OF TEXAS, N.A., as Co-Agent

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                                TABLE OF CONTENTS


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms                       1
SECTION 1.02   Computation of Time Periods                10
SECTION 1.03   Accounting Terms                           10

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01   Syndicated Advances                        10
SECTION 2.02   Making the Syndicated Advances             10
SECTION 2.03   Auction Advances                           12
SECTION 2.04   Fees                                       16
SECTION 2.05   Reduction of the Commitments               17
SECTION 2.06   Repayment of Syndicated Advances           17
SECTION 2.07   Interest on Syndicated Advances            17
SECTION 2.08   Notes                                      17
SECTION 2.09   Interest Rate Determination                17
SECTION 2.10   Sharing of Payments, Etc.                  18
SECTION 2.11   Prepayments of Advances                    18
SECTION 2.12   Increased Costs                            19
SECTION 2.13   Illegality                                 20
SECTION 2.14   Payments and Computations                  20

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01   Condition Precedent to Initial Advances    21
SECTION 3.02   Conditions Precedent to Each Borrowing     22


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Representations and Warranties of the
               Borrower                                   23
SECTION 4.02   Representation and Warranty of the
               Borrower at Closing                        25

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

SECTION 5.01   Affirmative Covenants                      26
SECTION 5.02   Negative Covenants                         30

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01   Events of Default                          34

                                   ARTICLE VII
                                    THE AGENT

SECTION 7.01   Authorization and Action                   37
SECTION 7.02   Delegation of Duties.                      37
SECTION 7.03   Agent's Reliance, Etc.                     37
SECTION 7.04   Notice of Default                          38
SECTION 7.05   Lender Credit Decision                     38
SECTION 7.06   Indemnification                            38
SECTION 7.07   Agent in Individual Capacity               39
SECTION 7.08   Successor Agent                            39
SECTION 7.09   The Agent                                  40
SECTION 7.10   Withholding Tax                            40

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01   Amendments, Etc.                           41
SECTION 8.02   Notices, Payments, Etc.                    42
SECTION 8.03   No Waiver; Remedies                        43
SECTION 8.04   Costs, Expenses and Taxes                  43
SECTION 8.05   Right of Set-off                           44
SECTION 8.06   Binding Effect                             45
SECTION 8.07   Successors and Assigns                     45
SECTION 8.08   Governing Law                              46
SECTION 8.09   Headings                                   47
SECTION 8.10   Execution in Counterparts                  47
SECTION 8.11   Confidentiality                            47
SECTION 8.12   Waiver of Jury Trial                       47
SECTION 8.13   Entire Agreement                           48
SECTION 8.14   Severability                               48

                                   SCHEDULE I

EXHIBIT A-1    FORM OF SYNDICATED NOTE
EXHIBIT A-2    FORM OF AUCTION NOTE
EXHIBIT B-1    NOTICE OF SYNDICATED BORROWING
EXHIBIT B-2    NOTICE OF AUCTION BORROWING
EXHIBIT C      OPINION OF BORROWER'S COUNSEL
EXHIBIT D      COMPLIANCE CERTIFICATE
EXHIBIT E      EXISTING LIENS
EXHIBIT F      SUBSIDIARIES

                                CREDIT AGREEMENT

                          Dated as of December 9, 1993


           APPLE COMPUTER, INC., a California corporation (the "Borrower"), the Lenders listed on the signature pages hereof, CITICORP USA, INC., a Delaware corporation ("Citicorp"), as documentation agent (in such capacity, the "Documentation Agent") for the Lenders hereunder, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA") as administrative agent (in such capacity, the "Administrative Agent") for the lenders hereunder, and NATIONSBANK OF TEXAS, N.A. ("NationsBank") as Co-Agent, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

             SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Absolute Rate Auction Borrowings" means Auction Borrowings bearing interest at a fixed interest rate per annum.

          "Advance" means a Syndicated Advance or an Auction Advance.

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or is a director or officer of such Person.

          "Agent" means, unless the context otherwise clearly requires, the Administrative Agent and the Documentation Agent, collectively, and their successors in such capacity, or, where the context so clearly requires, the Administrative Agent or the Documentation Agent, individually, and their respective successors in such capacity.

           "Alternate Base Rate" means, for any period (including a period consisting of a single day), a fluctuating interest rate per annum as shall be in effect from time to time and determined by the Administrative Agent, which rate per annum shall at all times be equal to the highest of:

     (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate" (it is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); or

   (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined by the Administrative Agent weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

   (c)     1/2 of one percent per annum above the most recent Federal Funds
Rate.

           "Alternate Base Rate Advance" means a Syndicated Advance which bears interest as provided in Section 2.07(a).

           "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender as notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Auction Advance.

          "Auction Advance" means an advance by a Lender to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.03.

           "Auction Borrowing" means a borrowing consisting of Auction Advances made on the same date by each of the Lenders whose offer to make one or more Auction Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "Auction Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Auction Advances made by such Lender.

          "Auction Reduction" has the meaning specified in Section 2.01.

          "Borrowing" means a Syndicated Borrowing or an Auction Borrowing.

           "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or San Francisco, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, such a day on which dealings are carried on in the London, England interbank market.

           "Capitalization" means, on any date of determination, the sum of consolidated Debt plus Tangible Net Worth on such date.

           "Change of Control Event" means the occurrence of the following: any Person, or a group of related Persons, shall acquire beneficial ownership in excess of 40% of the outstanding Voting Stock of the Borrower.

          "Citibank" means Citibank, N.A., a national banking association.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment" has the meaning specified in Section 2.01.

           "Debt"  of  any Person means, without duplication,  the  sum  of
(i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (excluding ordinary trade payables incurred in the ordinary course of business),
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument, (vii) all indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset), (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

           "Default" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

           "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

           "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

           "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations promulgated thereunder (other than a Reportable Event not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any Subsidiary from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto, (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

           "Eurodollar Margin" means, on any day, with respect to any Eurodollar Rate Advance made or outstanding on such day, an interest rate per annum equal at all times to (i) .22% for each day during a Level I Period on which the aggregate amount of Advances outstanding hereunder does not exceed 50% of the aggregate amount of the Commitments and .345% for each day during a Level I Period on which the aggregate amount of Advances outstanding hereunder exceeds 50% of the aggregate amount of the Commitments; (ii) .25% for each day during a Level II Period on which the aggregate amount of Advances outstanding hereunder does not exceed 50% of the aggregate amount of the Commitments and .375% for each day during a Level II Period on which the aggregate amount of Advances outstanding hereunder exceeds 50% of the aggregate amount of the Commitments;
(iii) .35% for each day during a Level III Period on which the aggregate amount of Advances outstanding hereunder does not exceed 50% of the aggregate amount of the Commitments and .475% for each day during a Level III Period on which the aggregate amount of Advances outstanding hereunder exceeds 50% of the aggregate amount of the Commitments; and (iv) .375 for each day during a Level IV Period on which the aggregate amount of Advances outstanding hereunder does not exceed 50% of the aggregate amount of the Commitments and .50% for each day during a Level IV Period on which the aggregate amount of Advances outstanding hereunder exceeds 50% of the aggregate amount of the Commitments.

           "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Syndicated Borrowing, an interest rate per annum determined by the Administrative Agent equal to the arithmetic mean (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum obtained by dividing (a) the rate per annum notified to the Administrative Agent at which deposits in U.S. dollars are offered by the principal office of each of the Eurodollar Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the respective Eurodollar Reference Bank's (or its Affiliate's) Eurodollar Rate Advance comprising part of such Syndicated Borrowing and for a period equal to such Interest Period, by
(b) a percentage equal to 100% minus the Eurodollar Rate Reserve

Percentage (as defined below) for such Interest Period. The "Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Rate Advance comprising part of the same Syndicated Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term comparable to such Interest Period.

           "Eurodollar Rate Advance" means a Syndicated Advance which bears interest as provided in Section 2.07(b).

           "Eurodollar Reference Banks" means the principal London offices of Citibank, BofA and NationsBank and each such other bank as may be approved pursuant to Section 8.07(d).

          "Events of Default" has the meaning specified in Section 6.01.

           "Federal Funds Rate" means, for any period, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Indemnified Persons" has the meaning specified in Section 7.06.

           "Interest Period" means, for each Syndicated Advance comprising part of the same Syndicated Borrowing, the period commencing on the date of such Syndicated Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) 30, 60 or 90 days in the case of an Alternate Base Rate Advance, and (b) 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may, upon notice received by the Administrative Agent in accordance with Section 2.02, select; provided, however, that:

                (i) the Borrower may not select any Interest Period which ends after the Termination Date;

                (ii) Interest Periods commencing on the same date for Syndicated Advances comprising part of the same Syndicated Borrowing shall be of the same duration;

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

(iii) whenever the last day of any Interest Period would
          otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
                (iv) at any time, the sum of the number of Auction Borrowings which remain outstanding plus the number of Interest Periods then in effect shall not exceed fifteen (15).
           "Lenders" means the lenders listed on the signature pages hereof and each assignee that shall become a party hereto pursuant to
Section 8.07.

           "Level I Period" means a period of time, which may consist of a single day, during which the commercial paper of the Borrower is rated:
(i) A-1+ by S&P and (ii) P-1 by Moody's.

           "Level II Period" means a period of time, which may consist of a single day, during which the commercial paper of the Borrower is rated:
(i) A-1 by S&P and (ii) P-1 by Moody's.

          "Level III Period" means a period of time, which may consist of a single day, during which the commercial paper of the Borrower is rated at least: (i) A-2 by S&P and (ii) P-2 by Moody's.

           "Level IV Period" means a period of time, which may consist of a single day, during which the commercial paper of the Borrower is either (i) rated lower than A-2 by S&P or rated lower than P-2 by Moody's, or (ii) unrated by either S&P or Moody's for whatever reason, including discontinuation of the Borrower's commercial paper program.

           "LIBOR Auction Borrowings" means Auction Borrowings bearing interest at a fluctuating interest rate per annum based on the Eurodollar Rate.

          "Majority Lenders" means at any time (i) Lenders holding at least 51% of the then aggregate unpaid principal amount of the Syndicated Advances then outstanding, or (ii) if no portion of any Syndicated Advances is then outstanding, then (A) if the Commitments have not been terminated, Lenders having at least 51% of the Commitments, or (B) if the Commitments have been terminated, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Auction Advances.

          "Material Debt" has the meaning specified in Section 6.01(e).

            "Moody's"  means  Moody's  Investors  Service,  Inc.,  or   its
successors.

          "Note" means a Syndicated Note or an Auction Note.

           "Notice  of  Syndicated Borrowing" has the meaning specified  in
Section 2.02(a).

           "Notice  of  Auction  Borrowing" has the  meaning  specified  in
Section 2.03(a).

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "Plan" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any Subsidiary for employees of the Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "S&P" means Standard and Poor's Ratings Group, or its successors.

           "Subsidiary" means any corporation of which the Borrower and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors; provided, however, that neither Kaleida Labs, Inc. ("Kaleida") nor Taligent, Inc. ("Taligent") shall be deemed to be a Subsidiary hereunder unless the Borrower and/or its other Subsidiaries shall own, directly or indirectly, such number of outstanding shares as have at least 66-2/3% of the ordinary voting power for the election of directors of Kaleida or Taligent, as the case may be; provided, further, that so long as any corporation has total assets of less than $100,000 and annual gross revenues of less than $1,000,000, such corporation shall not be deemed to be a Subsidiary for purposes of this Agreement; and provided, further, that the Foundation for the Advancement of Computer-Aided Education shall not be deemed to be a Subsidiary hereunder so long as it retains its not-for-profit status and continues to engage in the same or similar activities as it is engaged in as of the date hereof.
          "Syndicated Advance" means an advance by a Lender to the Borrower as part of a Syndicated Borrowing and refers to an Alternate Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Syndicated Advance.

            "Syndicated   Borrowing"  means  a  borrowing   consisting   of
simultaneous Syndicated Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Syndicated Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Syndicated Advances made by such Lender.

           "Tangible Net Worth" means, on any date of determination, the excess of consolidated total assets of the Borrower and its Subsidiaries over consolidated total liabilities of the Borrower and its Subsidiaries, such consolidated total assets and consolidated total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements referred to in Section 4.01(e), excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense (other than prepaid income taxes),
(iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, (vii) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to September 25, 1992, and
(viii) any items not included in clauses (i) through

(vii) above which are treated as intangibles in conformity with generally accepted accounting principles (other than prepaid income taxes).

           "Termination Date" means December 8, 1994 or the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

           "Type" has the meaning specified in the definition of the term "Syndicated Advance".

           "Voting Stock" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

           SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

           SECTION 2.01. Syndicated Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Syndicated Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name on the signature pages hereof as such amount may be reduced pursuant to Section 2.05 or Section 8.07(b) (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Reduction"). Each Syndicated Borrowing shall be in an aggregate amount not less than $25,000,000, or an integral multiple of $1,000,000 in excess thereof, and shall consist of Syndicated Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11(b) and reborrow under this
Section 2.01. Notwithstanding anything to the contrary contained herein, at no time shall the sum of the number of Auction Borrowings which remain outstanding plus the number of Interest Periods then in effect exceed fifteen (15).

          SECTION 2.02.  Making the Syndicated Advances.
(a) Each Syndicated Borrowing shall be made on notice, given not later than 8:00 A.M. (San Francisco time) on (y) the date of a proposed Syndicated Borrowing comprised of Alternate Base Rate Advances, and (z) the third Business Day prior to the date of a proposed Syndicated Borrowing comprised of Eurodollar Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof (and in any event not later than the same day) by facsimile, telex or cable. Each such notice by the Borrower of a Syndicated Borrowing (a "Notice of Syndicated Borrowing") shall be by facsimile, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the
(i) requested date of such Syndicated Borrowing, which shall be a Business Day, (ii) requested Type of Syndicated Advances comprising such Syndicated Borrowing, (iii) requested aggregate amount of such Syndicated Borrowing,
(iv) requested Interest Period for each such Syndicated Advance, and (v) the Borrower's commercial paper ratings issued by S&P and Moody's in effect on the date of such request. Each Lender shall, before 11:00 A.M. (San Francisco time) on the date of such Syndicated Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02(b), in same day funds, such Lender's ratable portion of such Syndicated Borrowing. After the
Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at an account of the Borrower designated from time to time in writing by the Borrower and agreed to by the Administrative Agent.

          (b) Each Notice of Syndicated Borrowing shall be irrevocable and binding on the Borrower. In the case of any Syndicated Borrowing which the related Notice of Syndicated Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of
Syndicated Borrowing for such Syndicated Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Syndicated Advance to be made by such Lender as part of such Syndicated Borrowing when such Syndicated Advance, as a result of such failure, is not made on such date.

           (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Syndicated Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Syndicated Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Syndicated Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, but without any obligation to do so, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Syndicated Advances comprising such Syndicated Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Syndicated Advance as part of such Syndicated Borrowing for purposes of this Agreement, and the interest payable thereon shall be allocated such that the Administrative Agent shall receive (from a combination of the sum, if any, paid to the Administrative Agent by such Lender pursuant to clause (ii) of the preceding sentence and any interest payment made by the Borrower) an amount equal to interest on such Syndicated Advance at the interest rate applicable thereto from the date the corresponding amount was made available by the Administrative Agent to the Borrower as contemplated by this Section

2.02(c) to and including the date such amount is repaid to the Administrative Agent by such Lender, and such Lender shall receive the balance of the interest payments made by the Borrower with respect to such Advance in accordance with the provisions of this Agreement.

           (d) The failure of any Lender to make the Syndicated Advance to be made by it as part of any Syndicated Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Syndicated Advance on the date of such Syndicated Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Syndicated
Advance  to  be  made by such other Lender on the date  of  any  Syndicated
Borrowing.

           SECTION 2.03. Auction Advances. (a) Each Lender severally agrees that the Borrower may request that Auction Borrowings be made under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 10 days prior to the Termination Date in the case of Absolute Rate Auction Borrowings and 35 days prior to the Termination Date in the case of LIBOR Auction Borrowings, in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Auction Reduction); provided, further, that, notwithstanding anything to the contrary contained herein, at no time shall the sum of the number of Auction Borrowings which remain outstanding plus the number of Interest Periods then in effect exceed fifteen (15).

        (i)      The  Borrower may request an Auction Borrowing under  this
     Section 2.03 by delivering to the Administrative Agent, by facsimile, telex or cable, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of Auction Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date (which shall be a Business Day) and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date (x) in the case of Absolute Rate Auction Borrowings may not be earlier than the date occurring 7 days after the date of such Auction Borrowing or later than 180 days after the date of such Auction Borrowing or the Termination Date, whichever occurs first, or (y) in the case of LIBOR Auction Borrowings shall be 1, 2, 3, 4, 5 or 6 months, but in no event shall be later than the Termination Date), whether the proposed Auction Borrowing is to be an Absolute Rate Auction Borrowing or a LIBOR Auction Borrowing, the interest payment date or dates relating thereto, the Borrower's commercial paper ratings from S&P and Moody's in effect on the date of such proposed Auction Borrowing and any other terms to be applicable to such Auction Borrowing, not later than 8:00 A.M. (San Francisco time) (A) at least one Business Day prior to the date of the proposed Auction Borrowing, in the case of Absolute Rate Auction Borrowings, and (B) at least four Business Days prior to the date of the proposed Auction Borrowing, in the case of LIBOR Auction Borrowings. The Administrative Agent shall in turn promptly notify each Lender of each request for an Auction Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Auction Borrowing.

      (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 6:45 A.M. (San Francisco time) (A) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A) of

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

     paragraph (i) above and (B) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the amount of each Auction Advance which such Lender would be willing to make as part of such proposed Auction Borrowing (which amounts may, subject to the first proviso to the first sentence of this
     Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Auction Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 6:15 A.M. (San Francisco time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. Any notice of bid submitted by a Lender shall be disregarded if it (x) contains qualifying, conditional or similar language, (y) proposes terms other than or in addition to those set forth in the applicable Notice of Auction Borrowing, or (z) arrives after the time set forth in this paragraph (ii).

     (iii) The Borrower shall, in turn, (A) before 8:00 A.M. (San Francisco time) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 9:00 A.M. (San Francisco time) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                (x)   cancel  such  Auction Borrowing  by  giving       the
     Administrative Agent notice to that effect, or

                (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Auction Advance to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the
          Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending interest rates specified by the Lenders pursuant to paragraph (ii) above.

       (iv) If the Borrower notifies the Administrative Agent that such Auction Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

        (v) If offers are made by two or more Lenders with the same specified rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for any Auction Borrowing, the principal amount of Auction Advances in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples of $1,000,000 as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Auction Advances shall be conclusive in the absence of manifest error.

       (vi) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, and (B) each Lender that is to make an Auction Advance as part of such Auction Borrowing, of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 9:00 A.M. (San Francisco time) on the date of such Auction Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02(b) such Lender's portion of such Auction Borrowing, in same day funds. Upon satisfaction of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at an account of the Borrower designated from time to time in writing by the Borrower and agreed to by the Administrative Agent. Promptly after each Auction Borrowing the Administrative Agent will notify each Lender of the amount of the Auction Borrowing, the consequent Auction Reduction and the dates upon which such Auction Reduction commenced and will terminate.

        (b) Each Auction Borrowing shall be in an aggregate amount not less than $25,000,000, or an integral multiple of $1,000,000 in excess thereof, and, following the making of each Auction Borrowing, the Borrower shall be in compliance with the limitation set forth in the first proviso to the first sentence of subsection (a) above.

        (c)      Within the limits and on the conditions set forth in  this
Section  2.03,  the  Borrower  may from time  to  time  borrow  under  this
Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that an Auction Borrowing shall not be made within two Business Days of the date of any other Auction Borrowing.

       (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, and provided that the Borrower shall be obligated to reimburse each Lender whose Auction Advance has been prepaid by the Borrower in respect thereof pursuant to Section 8.04(b).

        (e) The Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the maturity date specified by the Borrower for such Auction Advance and on each other interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above; provided, however, that if the maturity date of the Auction Advances comprising an Auction Borrowing is more than three months after the date of such Auction Borrowing, then interest shall be payable on each day which occurs at intervals of three months after the date of such Auction Borrowing; provided, further, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the applicable maturity date, to 2% per annum above the interest rate otherwise payable with respect to such Auction Advance hereunder, and (ii) from and after the applicable maturity date, to 2% per annum above the Alternate Base Rate in effect from time to time.

      SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee on the daily average amount of such Lender's Commitment (including both the portion thereof that is used and the portion thereof that is unused) from the date hereof in the case of each Lender listed on the signature pages hereof and from the effective date of the assignment in accordance with
Section 8.07 hereof pursuant to which such Lender became a Lender in the case of each other Lender until the Termination Date, payable on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing December 31, 1993, and on the Termination Date, at the rate of (w) .08% per annum during each Level I Period, (x) .10% per annum during each Level II Period, (y) .125% during each Level III Period, and (z) .25% per annum during each Level IV Period.

      (b)   Agents'  Fees.  The Borrower agrees to pay the following  fees:
(i) to Citicorp for Citicorp's own account a fee in respect of its role hereunder and in connection with the arrangement hereof in an amount and at the times set forth in the letter agreement between the Borrower and Citicorp dated as of October 8, 1993, as the same may be amended, modified, supplemented or replaced from time to time by the mutual agreement of the Borrower and Citicorp; (ii) to BofA for BofA's own account a fee in respect of its role hereunder and in connection with the arrangement hereof in an amount and at the times set forth in the letter agreement between the Borrower and BofA dated as of October 14, 1993, as the same may be amended, modified, supplemented or replaced from time to time by the mutual agreement of the Borrower and BofA; and (iii) to the Administrative Agent for its own account an auction fee of $2500 in respect of and at the time of each Notice of Auction Borrowing delivered to the Administrative Agent.

      SECTION 2.05. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Auction Advances then outstanding and provided, further, that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

      SECTION 2.06. Repayment of Syndicated Advances. The Borrower shall repay the principal amount of each Syndicated Advance made by each Lender on the last day of the Interest Period for such Syndicated Advance or the Termination Date, whichever occurs first.

      SECTION 2.07. Interest on Syndicated Advances. The Borrower shall pay interest on the unpaid principal amount of each Syndicated Advance made by each Lender from the date of such Syndicated Advance until such principal amount shall be paid in full, at the following rates per annum and at the following times: (a) if such Syndicated Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the Alternate Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September, and December and on the date such Alternate Base Rate Advance shall be paid in full; and (b) if such Syndicated Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Syndicated Advance to the sum of the Eurodollar Rate for such Interest Period plus the applicable Eurodollar Margin, payable on the last day of such Interest Period and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof; provided that any amount of principal or interest which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Alternate Base Rate in effect from time to time.

      SECTION 2.08. Notes. The obligation of the Borrower to repay the Syndicated Advances made to the Borrower by each Lender hereunder shall be further evidenced by a Syndicated Note in favor of such Lender in the form and substance of Exhibit A-1 attached hereto. The obligation of the Borrower to repay the Auction Advances made to the Borrower by any Lender shall be evidenced by an Auction Note in favor of such Lender in the form and substance of Exhibit A-2 attached hereto.

      SECTION 2.09. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07; provided, however, that any failure by the Administrative Agent to provide such notice shall not affect any obligation of the Borrower or the Lenders hereunder.

        (b) If the Majority Lenders shall, at least one Business Day before the date of any requested Syndicated Borrowing comprised of Eurodollar Rate Advances, notify the Administrative Agent that the
Eurodollar Rate for Eurodollar Rate Advances comprising such Syndicated Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Syndicated Borrowing, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon the right of the Borrower to select Eurodollar Rate Advances for such Syndicated Borrowing or any subsequent Syndicated Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Syndicated Advance comprising such Syndicated Borrowing shall be an Alternate Base Rate Advance.

      SECTION 2.10. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Syndicated Advances made by it (other than pursuant to Section 2.12) in excess of its ratable share of payments on account of the Syndicated Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Syndicated Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.11. Prepayments of Advances. (a) The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in subsection (b) and subsection (c) below.

        (b) The Borrower may, upon at least two Business Days' irrevocable notice, or in the case of Syndicated Borrowings comprised of Alternate Base Rate Advances notice given not later than one Business Day prior to the proposed date of prepayment, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Syndicated Advances comprising part of the same Syndicated Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $25,000,000 or an integral multiple of $1,000,000 in excess thereof, and (y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

     (c) Except as provided in Section 2.03(d), the Borrower shall have no right to prepay any principal amount of any Auction Advance.

     SECTION 2.12. Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve
Percentage)  in  or  in  the interpretation of any  law  or  regulation  or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender (or to any commercial bank Affiliate of any non-bank Lender) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or Affiliate for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

        (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects the amount of capital to be maintained by such Lender or any corporation controlling such Lender or any commercial bank Affiliate of any non-bank Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation or Affiliate in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital is allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and
(ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon.

     SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 10:00 A.M. (San Francisco time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02(b) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.03 or 2.12) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an assignment pursuant to Section 8.07, from and after the effective date specified in such assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
        (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee amount hereunder shall be conclusive and binding for all purposes, absent manifest error.
        (c) Whenever any payment hereunder and under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
        (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                                   ARTICLE III

                              CONDITIONS OF LENDING

     SECTION 3.01. Condition Precedent to Initial Advances. The obligation of each Lender to make its initial ;Advance is subject to the condition precedent that the Documentation Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Documentation Agent and (except for the Notes) in sufficient copies for each Lender:

     (a)The Notes payable to the order of the Lenders, respectively, executed by the Borrower;

     (b)This Agreement executed by the Borrower, the Agent and each of the Lenders;

     (c)Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;

     (d)A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

     (e)A favorable opinion of counsel for the Borrower, substantially in the form attached hereto as Exhibit C and covering such other matters as any Lender through the Agent may reasonably request; and

     (f) A favorable opinion of Steefel, Levitt & Weiss, special counsel to the Documentation Agent and the Lenders.

                SECTION 3.02.  Conditions Precedent to Each Borrowing.  The
     obligation of each Lender to make an Advance ;on the occasion of each Borrowing (including the initial Syndicated Borrowing) and the obligation of each Lender which is to make an Auction Advance on the occasion of an Auction Borrowing, shall be subject to the further conditions precedent that (i) the Administrative Agent shall have received from the Documentation Agent copies of the Notes and originals of each of the other items to be submitted to the Documentation Agent pursuant to Section 3.01, together with confirmation that the foregoing are in form and substance satisfactory to the Documentation Agent, (ii) the Administrative Agent shall have received the written confirmatory Notice of Syndicated Borrowing or Notice of Auction Borrowing, as the case may be, with respect thereto, and (iii) on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Syndicated Borrowing or Notice of Auction Borrowing, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

     (1)The representations and warranties contained in Section 4.01 (and, in the case of an Auction Borrowing, the representation and warranty set forth in Section 4.02) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

     (2)No Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom;

     (3)No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which and as of the date on which they were made, not misleading; and

     (4)The aggregate amount of such Borrowing and all other Borrowings to be made on the same day hereunder is within the aggregate amount of the unused Commitments of the Lenders; and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION  4.01.   Representations  and Warranties  of  the  ;Borrower.   The
Borrower represents and warrants as follows:;

   (a)The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Subsidiary is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and is in good standing under the laws of such jurisdiction except where the failure to so be in good standing (i) is due to a filing omission or other technical noncompliance which can be remedied in a short period of time (and in any event within fifteen (15) days) without incurring any substantial cost, (ii) is remedied as soon as possible and in any event within fifteen (15) days after the Borrower has knowledge of any such failure, or (iii) such failure will not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

   (b)The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws, or (ii) any law, rule, regulation or contractual restriction binding on or affecting the Borrower, or constitute a default under any judgment, decree, order or award of any court or agency of government or any arbitrator, or any indenture, agreement or any other instrument to which the Borrower is a party, and do not and will not result in the creation or imposition of any lien on any asset of the Borrower or any of its Subsidiaries.

   (c)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

   (d)This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

   (e)The audited consolidated balance sheet of the Borrower and its Subsidiaries as at September 25, 1992, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 25, 1993, and the related audited or unaudited (as the case may be) statements of income and stockholders' equity of the Borrower and its Subsidiaries for the respective fiscal periods then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Subsidiaries as of such respective dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such respective dates, all in accordance with generally accepted accounting principles consistently applied.

  (f)Except as disclosed to the Documentation Agent and the Lenders in that certain letter dated December 6, 1993, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which (i) is more likely than not to be adversely determined and such adverse determination is reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or any Subsidiary, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note.

   (g)The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

   (h)The Borrower and each of its Subsidiaries has met its minimum funding requirements under ERISA with respect to all of its Plans and has not incurred any material liability to the Pension Benefit Guaranty Corporation under ERISA in connection with any such Plan. No ERISA Termination Event has occurred and is continuing with respect to any Plan.

   (i)The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  (j)The Borrower and its Subsidiaries, to the best of their knowledge, own or have obtained the right to use all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, or could obtain the same on terms and conditions not materially adverse to the Borrower and its Subsidiaries and their operations taken as a whole, that are necessary for the operation of their respective businesses as presently conducted and for the operation of businesses described to the Lenders in writing as proposed to be conducted.

   (k)The Borrower has and each of its Subsidiaries has filed all Federal, State and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

   (l)No information, exhibit or report furnished by the Borrower to the Agent or Lender in connection with the negotiation of this Agreement or the Notes or pursuant to the terms of this Agreement or the Notes contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements therein not misleading.

  (m)Listed on Exhibit F attached hereto are all of the Subsidiaries of the Borrower as of the date of this Agreement. All of the issued and outstanding shares of the capital stock of each Subsidiary owned by the Borrower or any Subsidiary are duly issued and outstanding, fully paid and non-assessable and are free and clear of any lien, change or encumbrance.

   (n)In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of its properties, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower or the Borrower and its Subsidiaries considered as a whole.

      SECTION 4.02 Representation and Warranty of the Borrower at Closing. The Borrower represents and warrants as of the date hereof that, except as disclosed to the Documentation Agent and the Lenders in that certain letter dated December 6, 1993, since September 25, 1992, there has been no material and adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01. Affirmative Covenants. So long as any amount payable hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

  (a)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, ERISA, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties, operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

   (b)Payment of Taxes and Claims. Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon or immediately upon any determination that any interest is due thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets; provided that any such tax, assessment, charge or claim may be contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

   (c)Maintenance of Properties; Insurance; Books and Records. Maintain or cause to be maintained, and cause each of its Subsidiaries to maintain or cause to be maintained: (i) in good repair, working order and condition all tangible properties material to the continued conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; (ii) with financially sound and reputable insurers, insurance with respect to its tangible properties and its business and the tangible properties and the business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("Industry Standards"), provided that the Borrower and its Subsidiaries may self insure to the extent, and only to the extent, consistent with Industry Standards; and (iii) proper books of record and account in accordance with generally accepted accounting principles consistently applied.
   (d)Corporate Existence, etc. At all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Subsidiaries, except as otherwise specifically permitted by Sections 5.02(b), 5.02(d) and 5.02(e), and qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, provided that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Borrower, such termination is in the best interests of the Borrower and is not disadvantageous to the Lenders.

   (e)Reporting Requirements. Furnish to the Lenders, with a copy to the Administrative Agent:

     (i)as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and consolidated unaudited statements of income, stockholders' equity and cash flow of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form figures for the corresponding period in the preceding fiscal year, in the case of such statements of income, stockholders' equity and cash flow, and figures for the preceding fiscal year in the case of such balance sheet, all in reasonable detail, in accordance with generally accepted accounting principles consistently applied, and certified in a manner acceptable to the Majority Lenders by a duly authorized officer of the Borrower (subject to normal year-end adjustments);

     (ii)as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, in accordance with generally accepted accounting principles consistently applied, and certified in a manner acceptable to the Majority Lenders by independent public accountants of recognized national standing reasonably acceptable to the Majority Lenders;

     (iii) together with the financial statements furnished in accordance with subdivision (i) and (ii) of this Section 5.01(e), a certificate in the form of Exhibit D attached hereto of a duly authorized officer of the Borrower (a) representing and warranting that no Event of Default or Default has occurred and is continuing (or, if such an Event of Default or Default has occurred, stating the nature thereof and the action which the Borrower proposes to take with respect thereto), (b) setting forth a schedule containing the calculations performed to determine Borrower's compliance with Section 5.01(h) and
     Section 5.01(i), (c) stating that the representations and warranties contained in Section 4.01 are true and correct on and as of the date of such certificate as though made on and as of such date; provided that the Borrower may, if no Advance is outstanding and no other amount payable hereunder or under the Notes is then unpaid, elect not to submit the statement otherwise required pursuant to the foregoing clause (c) so long as such statement is made at least once each calendar year, and (d) setting forth the Borrower's commercial paper ratings from S&P and Moody's in effect on the date of such financial statements;

     (iv)as soon as possible and in any event within five days after the occurrence of each Event of Default, a statement of a duly authorized officer of the Borrower setting forth details of such Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

     (v)promptly after the sending or filing thereof, copies of all such financial statements, proxy statements, notices and reports which the Borrower or any Subsidiary sends to its public stockholders, and copies of all reports and registration statements (without exhibits) which the Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) or any national securities exchange;

     (vi) as soon as practicable and in any event (a) within 30 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and
     (b) within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of a duly authorized officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

     (vii) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental authority or instrumentality affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after any material adverse development or change in the status of any such continuing action, suit or proceeding, notice of such development or change;

     (viii) promptly after the occurrence thereof, notice of any violation of any Environmental Law that is reported or reportable by the Borrower or any of its Subsidiaries to any federal, state or local environmental agency that could be reasonably expected to have a material adverse effect on the business, conditions, properties or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole;

     (ix) promptly upon the Borrower's obtaining knowledge thereof, notice of (A) any withdrawal or change in the commercial paper rating of the Borrower assigned by S&P or Moody's, together with an explanation of the reasons therefor, and (B) any announcement by S&P or Moody's that the Borrower's commercial paper rating is "under review" or that any such rating has been placed on a "watch list" or that any similar action has been taken by S&P or Moody's; and

     (x) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

(f) Visitation Rights. At any reasonable time during normal business hours and from time to time, upon reasonable notice, permit the Agent or any Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and the Subsidiaries, and to discuss the business, finances and accounts of the Borrower and the Subsidiaries with any of their respective officers or directors; provided that during the course of any visit to the properties of the Borrower and the Subsidiaries, the Agent and the Lenders and their respective agents and representatives shall observe any customary and established safety and security procedures of the Borrower or the relevant Subsidiary, as the case may be, which are generally applicable for like visits.

   (g)Use of Proceeds. The proceeds of all Advances shall be used for general corporate purposes, including, without limitation, the retirement of Debt. Notwithstanding any other term or provision set forth in this Agreement, no portion of any Advance may be used to (i) initiate or participate in the acquisition of a controlling interest in the Voting Stock or assets of any corporation unless such acquisition is made with the consent of such corporation and does not otherwise violate the terms and provisions of this Agreement, or (ii) defend against any such acquisition initiated against the Borrower by any Person.
(h) Tangible Net Worth. Maintain at all times Tangible Net Worth at least equal to One Billion Five Hundred Million Dollars ($1,500,000,000).

  (i)Debt to Capitalization. Maintain at all times a ratio of consolidated Debt to Capitalization of not more than .50 to 1.00.

      SECTION 5.02. Negative Covenants. So long as any amount payable hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, without the written consent of the Majority Lenders:

   (a)Liens. (i) Create, assume or suffer to exist, or permit any Subsidiary to create, assume or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon any of its property or assets, whether now owned or hereafter acquired, except

     (A) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

     (B) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use of such property or assets in the operation of its business,

     (C) liens existing on the property or assets of the Borrower or any Subsidiary on the date of this Agreement and set forth on Exhibit E,

     (D) liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or a wholly-owned Subsidiary,

     (E) any lien created to secure the purchase price or cost of construction, or to secure Debt incurred to pay the purchase price or cost of construction, of any real property acquired by the Borrower or any Subsidiary after the date hereof or any improvements to real property constructed by or for the account of the Borrower or any Subsidiary after the date hereof, provided that (1) any such lien shall be confined solely to the item or items of property so acquired or constructed (and any theretofore unimproved real property on which such improvements are located), and (2) any such lien shall be created concurrently with or within twelve months following the acquisition of such property or the completion of construction of improvements thereon,

     (F) liens existing on property including the proceeds thereof and accessions thereto acquired by the Borrower or any Subsidiary (including liens on assets of any corporation at the time it becomes a Subsidiary, unless such lien was created in contemplation of such corporation becoming a Subsidiary),

     (G) liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business, including rights of set-off created pursuant to or by virtue of this Agreement and the Notes,

     (H) liens on any of its notes or accounts receivable except for liens on its notes or accounts receivable in an amount (calculated in each case based on the face amount thereof) which, when added to the face amount of notes or accounts receivable sold by the Borrower as permitted under Section 5.02(f), does not exceed, in the aggregate, an amount equal to $300,000,000; provided, however, if the aggregate face amount of the notes and accounts receivable so sold does not exceed $300,000,000 but such amount so sold plus the aggregate face amount of such notes and accounts receivable so encumbered by liens does exceed $300,000,000, no Event of Default shall occur hereunder provided the Borrower simultaneously therewith makes or causes to be made effective provision whereby the indebtedness evidenced by this Agreement and the Notes will be secured by such liens

     (pursuant to documentation in form and substance reasonably satisfactory to the Majority Lenders) equally and ratably with any and all Debt thereby secured so long as such other Debt shall be so secured, and

     (I) any lien renewing, extending, or refunding any lien permitted under clauses (A) through (H), inclusive, of this Section 5.02(a), provided that the principal amount secured is not increased and that such lien is not extended to other property (other than pursuant to its original terms).

(ii)   Notwithstanding the provisions contained in subdivision (i) of  this
Section 5.02(a), in addition to the permitted liens described in clause (E) of Section 5.02(a) above, the Borrower or any of its Subsidiaries may create, assume or suffer to exist liens on any real property now owned or hereafter acquired by the Borrower or such Subsidiary if, after giving effect thereto, the total amount of Debt secured by such liens permitted pursuant to this subdivision (ii) of this Section 5.02(a) does not exceed an amount equal to $200,000,000; provided, however, if the total amount of Debt secured by such liens exceeds $200,000,000, no Event of Default shall occur hereunder provided the Borrower simultaneously therewith makes or causes to be made effective provision whereby the indebtedness evidenced by this Agreement and the Notes will be secured by such liens (pursuant to documentation in form and substance reasonably satisfactory to the Majority Lenders) equally and ratably with any and all other Debt thereby secured so long as such other Debt shall be so secured.

   (b)Merger and Consolidation. Merge into or consolidate with or into a corporation, or permit any Subsidiary to do so, except that (i) any Subsidiary may merge or consolidate with any other Subsidiary and any Subsidiary may merge into the Borrower, and (ii) the Borrower may merge or consolidate with any other corporation provided that (A) either (1) the Borrower shall be the continuing or surviving corporation, or (2) the successor corporation shall be a solvent corporation organized under the laws of any State of the United States of America with a senior unsecured long term debt rating from S & P of at least BBB+ and from Moody's of at least Baa1, and such corporation shall expressly assume in writing all of the obligations of the Borrower under this Agreement and under the Notes, including all covenants herein and therein contained, which assumption shall not otherwise violate any term, condition or provision of this Agreement or the Notes, and such successor shall be substituted for the Borrower with the same effect as if it had been named herein as a party hereto, and (B) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred; provided, however, that no Default or Event of Default hereunder shall occur as a result of the noncompliance by any Subsidiary with the provisions of this Section 5.02(b), Section 5.02(c), Section 5.02(d) or
Section 5.02(e) so long as (x) the aggregate total assets of all Subsidiaries which have at any time failed to comply with one or more of the foregoing sections does not exceed the lesser of $200,000,000 or 4% of the consolidated total assets of the Borrower and its Subsidiaries, and (y) the aggregate annual gross revenues of all such Subsidiaries which have so failed to comply does not exceed 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for the most recent period of twelve consecutive months.

    (c)Change   in  Nature  of  Business.   Subject  to  the   proviso   to
Section 5.02(b), make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

   (d)Maintenance of Ownership of Subsidiaries.  Subject to the proviso  to
Section 5.02(b), sell
or otherwise dispose of any shares of capital stock of any Subsidiary or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other Subsidiary, except

               (i)  to the Borrower or another Subsidiary;

               (ii) that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Borrower or any Subsidiary may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Borrower) at the time of sale of the shares of stock and Debt so sold, provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, (a) any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Borrower or any Subsidiary are simultaneously being sold as permitted by this Section 5.02(d)), or (b) any Debt of the Borrower; and

                (iii) shares of stock of any Subsidiary may be sold if, after giving effect to such sale, such Subsidiary shall continue to be a Subsidiary.

   (e)Sales, Etc. of Assets. Subject to the proviso to Section 5.02(b), sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, all or substantially all of its assets (in a single transaction or series of related transactions), other than in the ordinary course of business, except that:

                (i) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or to another Subsidiary;

               (ii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Borrower) at the time of sale of such assets; and

                 (iii) the Borrower may sell or dispose of all or substantially all of its assets to any other corporation, provided that (A) the acquiring corporation, following such acquisition, shall be a solvent corporation organized under the laws of any State of the United States of America with a senior unsecured long term debt rating from S & P of at least BBB+ and from Moody's of at least Baa1, and such acquiring corporation shall expressly assume in writing all of the obligations of the Borrower under this Agreement and under the Notes, including all covenants herein and therein contained, which assumption shall not otherwise violate any term, condition or provision of this Agreement or the Notes, and such acquiring corporation shall succeed to and be substituted for the Borrower with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Borrower from any of its obligations and liabilities under this Agreement or under the Notes unless such sale is followed by the complete liquidation of the Borrower and substantially all the assets of the Borrower are distributed in such liquidation as soon as reasonably possible (but not more than fifteen days) following such sale, and (B) immediately after giving effect to such sale or disposition, no Default or Event of Default shall have occurred.

   (f)Sale of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, or sell with or without recourse for consideration other than cash, or permit any Subsidiary to sell with recourse, or discount or otherwise sell for less than the face value thereof, or sell with or without recourse for consideration other than cash, any of its notes or accounts receivable; provided, that the foregoing restrictions shall not apply to any sale of notes or accounts receivable if, on and as of the date of such sale and after giving effect thereto, the aggregate face amount of all the notes or accounts receivable so sold after the date hereof, plus the face amount of notes and accounts receivable subject to liens permitted pursuant to clause (H) of Section 5.02(a)(i) as of such date of sale, does not exceed $300,000,000; provided, however, if the aggregate face amount of the notes and accounts receivable so sold does not exceed $300,000,000, but such amount so sold plus the aggregate face amount of such notes and accounts receivable so encumbered by liens does exceed $300,000,000, no Event of Default shall occur hereunder provided the Borrower simultaneously therewith makes or causes to be made effective provision whereby the indebtedness evidenced by this Agreement and the Notes will be secured by such liens (pursuant to documentation in form and substance reasonably satisfactory to the Majority Lenders) equally and ratably with any and all Debt thereby secured so long as such other Debt shall be so secured. Notwithstanding the foregoing provisions of this Section 5.02(f), but without limiting the provisions of Section 5.02(a)(i)(H), the Borrower and the Subsidiaries may sell its notes or accounts receivable at a discount on a non-recourse basis to reflect the fair present value thereof, so long as such discount shall be at a rate not in excess of the Alternate Base Rate.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

   (a)the Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable, or (ii) any interest on any Advance or any fees or other amounts payable hereunder within five (5) Business Days after the date the same becomes due and payable; or

   (b)any representation or warranty made by the Borrower herein or by the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
   (c)the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h) or Section 5.01(i) or Section 5.02; or

   (d)the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement (other than those covered by the other clauses of this Section 6.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

   (e)(i)  the Borrower or any of its Subsidiaries shall fail  to  pay  any principal of or premium or interest on any Debt of the Borrower or such Subsidiary which is outstanding in a principal amount of at least $10,000,000 ("Material Debt") in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument; but only if the effect of such failure to pay, event or condition is to accelerate the maturity of such Material Debt; or any such Material Debt shall be declared by the creditor to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or (ii) any event shall occur or condition shall exist under any agreement or instrument relating to any Debt of the Borrower or any of its Subsidiaries outstanding in a principal amount in excess of $50,000,000 in the aggregate and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration by the creditor of, the maturity of such Debt; or

   (f)the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

   (g)any order, judgment or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution of the Borrower or such Subsidiary; or

   (h)a final judgment or order for the payment of money in an amount which exceeds $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

   (i)any ERISA Termination Event that the Lenders determine in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Agent, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

(j)  a Change of Control Event shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default specified in
Section 6.01(f) shall occur, then, (A) the obligation of each Lender to make Advances shall automatically be terminated, and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                    THE AGENT

      SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the amounts payable hereunder and under the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      SECTION 7.03. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.04. Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that either Agent receives such notice, such Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Section 6.01; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders (but not including the actions reserved for the Majority Lenders in said Section 6.01).

      SECTION 7.05. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent.

      SECTION 7.06. Indemnification. The Lenders agree to indemnify each Agent and their respective Affiliates, officers, directors, employees, agents and attorneys-in-fact ("Indemnified Persons") (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts outstanding under the Syndicated Notes then held by each of them (or if no Syndicated Advances are at the time outstanding or if any Syndicated Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Persons or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by the Indemnified Persons or any of them under this Agreement, provided that no Lender shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Indemnified Person. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) and allocated costs of internal counsel incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

      SECTION 7.07. Agent in Individual Capacity. BofA and Citicorp and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates, as though BofA and Citicorp respectively were not the Agent hereunder, and without notice to or consent of the Lenders. With respect to their respective Advances, BofA and Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though they were not the Agent.

      SECTION 7.08. Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $300,000,000 or an Affiliate thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 7.09. The Agent. Neither Agent shall be liable for any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability that the other Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such other Agent hereunder; provided, however, that the provisions of this
Section 7.09 shall not affect the obligation of each Lender (including, without limitation, each Agent in its capacity as a Lender hereunder) to indemnify each Agent pursuant to Section 7.06 hereof.

     SECTION 7.10.  Withholding Tax.

        (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent: (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement; (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition in the event any Lender claims exemption from, or reduction of, withholding tax under a United
States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender under this Agreement, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of obligations of the Borrower to such Lender under this Agreement. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid. In the event any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender under this Agreement, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (b) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

       (c) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this
Section 7.10, together with all costs and expenses (including attorney's fees and costs). The obligation of the Lenders in this subsection shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.


                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) amend or waive any of the conditions specified in Section 3.01, (b) increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or rate of interest specified on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, or
(f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Documentation Agent, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement.

      SECTION  8.02.   Notices, Payments, Etc.  (a) All notices  and  other
communications provided for hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, faxed, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 20330 Stevens Creek Blvd., Mail Stop 36-TR, Cupertino, California 95014, Attention: Assistant Treasurer, fax number: (408) 974-0648, with a copy to the attention of the General Counsel at 20525 Mariani Avenue, Mail Stop 38-I, Cupertino, California 95014, fax number: (408) 253-7457; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Person who becomes a Lender after the date hereof, at its Domestic Lending Office specified in the assignment in accordance with Section 8.07 hereof pursuant to which it became a Lender; if to the Documentation Agent, at its address c/o Citicorp North America, Inc. at Citicorp Center, One Sansome Street, Suite 2710, San Francisco, California 94104, Attention: J. Kevin Nater; and if to the Administrative Agent, at its address at 1455 Market Street, 12th Floor, San Francisco, California 94103, Attention: Global Agency #5596; or, as to the Borrower or either Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when telecopied, telegraphed, telexed or cabled, be effective when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, and (ii) when mailed, be effective on the third Business Day after the date deposited in the mails, except that notices and communications to the Administrative Agent pursuant to Article II or to either Agent pursuant to Article VII shall not be effective until received by the relevant Agent.

      (b) All payments made or funds delivered to the Administrative Agent hereunder shall be made or delivered to the Administrative Agent as follows: Bank of America N.T. & S.A. (ABA 121-000-358-S.F.), Attn: Global Agency #5596, 1850 Gateway Boulevard, Concord, California 94520, for credit to account No. 12337-14219, Ref: Apple Computer, or at such other address as the Administrative Agent may designate from time to time in a written notice to the other parties.

      SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs, Expenses and Taxes; Indemnification. (a) The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Documentation Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, specifically including reasonable allocated costs of in-house counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
Section 8.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

        (b) If any payment of principal of any Eurodollar Rate Advance or Auction Advance is made other than on the last day of the Interest Period for such Syndicated Advance or the applicable maturity date for such Auction Advance, as the case may be, as a result of a payment pursuant to
Section  2.13 or acceleration of the maturity of the Advances  pursuant  to
Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

       (c) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and allocated costs of internal counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation, proceeding or settlement arising out of, related to or in connection with (i) the Advances, the Borrowings or the Commitments, (ii) the use of funds advanced under this Agreement, (iii) the failure of the Borrower or any of its Subsidiaries to comply fully with any and all Environmental Laws applicable to it, or (iv) any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or substantially all the assets of any Person (including, without limitation, the Borrower), whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses are found in a final non-appealable judgment by a court or competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

        (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 8.04 shall survive the termination of this Agreement, the termination of the Commitments and the payment in full of the Notes.

      SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances and all other amounts payable under this Agreement to be forthwith due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

      SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Documentation Agent and the Documentation Agent shall have been notified by the Administrative Agent and each Lender that each has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 8.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) (i) Each Lender may assign to one or more commercial banks or Affiliates of any Lender all or a ratable portion of all of its rights and obligations under this Agreement (including, without limitation, all or a ratable portion of its Commitment and the Advances owing to it and the Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Auction Advances or Auction Notes), (B) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than the lesser of $5,000,000 or the remaining Commitment of the assignor Lender, (C) each such assignment shall be to an assignee consented to by the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld; provided, however, that such consents shall not be required with respect to any such assignment by any Lender to an Affiliate of such Lender, and (D) the parties to each such assignment shall execute and deliver to the Administrative Agent any Note or Notes subject to such assignment and the assigning Lender shall pay or cause to be paid to the Administrative Agent a processing and recordation fee of $2,500. From and after the effective date of any such assignment, (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lender hereunder, and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (ii) A Lender may at any time grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement or any Borrowings hereunder without the consent of the Borrower or the Administrative Agent, and to the extent of any such participation (unless otherwise stated therein and except as provided below) the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Borrowings as it would have if it were such Lender hereunder; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely with the granting Lender regarding notices, payments, payment instructions and any other matters arising pursuant to this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section
     8.01 without the consent of the participant. Each Lender agrees to notify the Borrower and the Administrative Agent of the amount of each participation which grants to the participant a participating interest in such Lender's Commitment to the Termination Date and the identity of each such participant.

        (c) The Administrative Agent and the Borrower may, for all purposes of this Agreement, treat any Lender as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

        (d) If any Eurodollar Reference Bank or its Lender Affiliate assigns its Notes to an unaffiliated institution, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Majority Lenders, appoint another bank to act as a Eurodollar Reference Bank hereunder, and pending such appointment, the Eurodollar Rate shall be determined on the basis of the remaining Eurodollar Reference Bank(s).

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW RULES OF THAT STATE.

      SECTION  8.09.   Headings.   Article and  Section  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 8.11. Confidentiality. In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential, and to cause its employees, agents and representatives to keep confidential, information relating to the Borrower or any Subsidiary received pursuant to or in connection with this Credit Agreement and the transactions contemplated hereby and identified as "confidential" or "secret" or the like, provided that nothing herein shall be construed to prevent the Agent or any Lender from disclosing such information (i) upon the order of any court or administrative agency,
(ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Lender, (iii) which has been publicly disclosed, (iv) which has been lawfully obtained by any Agent or any of the Lenders from a Person other than the Borrower or any Subsidiary, the Agent or any other Lender, or (v) to any participant in or assignee of, or prospective participant in or assignee of, all or any part of the rights and obligations of such Agent or such Lender under this Agreement or any Advances hereunder or to any independent auditor or other professional advisor of the Agent or such Lender (provided that such participant or assignee, or prospective participant or assignee, or such auditor or professional advisor agrees to comply with the same confidentiality
requirements   as  set  forth  in  this  Section  8.11,   or   such   other
confidentiality  requirements  as  shall  be  reasonably  approved  by  the
Borrower). If the Agent or any Lender shall disclose such information pursuant to clause (i) or clause (ii) of the preceding sentence, such Agent or Lender shall endeavor to give the Borrower prompt notice of such disclosure, but it is expressly agreed and understood that they shall not be liable for failing to do so.

      SECTION 8.12. Waiver of Jury Trial. EACH OF THE BORROWER, THE LENDERS AND THE AGENT, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF THE BORROWER, THE LENDERS AND THE AGENT, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTIES TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      SECTION 8.13. Entire Agreement. This Agreement, and the other documents, instruments and agreements referred to herein or otherwise executed by the parties pursuant hereto or in connection herewith set forth the entire understanding among the Borrower, the Lenders and the Agent. Any and all previous representations, warranties, agreements and understandings between or among the parties regarding the subject matter of this Agreement, whether written or oral, are superseded by this Agreement.

     SECTION 8.14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              APPLE COMPUTER, INC.


                              By:
                                   Title:



                              CITICORP USA, INC., as
                              Documentation Agent


                              By:
                                   Vice President

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
                              Administrative Agent


                              By:
                                   Vice President


                              NATIONSBANK OF TEXAS, N.A., as
                              Co-Agent


                              By:
                                   Vice President



Commitment:


$32,500,000                   CITICORP USA, INC., as Lender


                              By:
                                   Vice President

$32,500,000                   BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Lender


                              By:
                                   Vice President:


$30,000,000                   NATIONSBANK OF TEXAS, N.A., as Lender


                              By:
                                   Vice President:


$25,000,000                   ABN    AMRO    BANK   N.V.   SAN    FRANCISCO
                              INTERNATIONAL BRANCH


                              By:
                                   Vice President


                              By:
                                   Vice President:


$25,000,000                   DEUTSCHE  BANK  AG,  LOS ANGELES  BRANCH  AND
                              CAYMAN ISLANDS BRANCH


                              By:
                                   Corporate Finance Director

                              By:
                                   Its:__________________________


$25,000,000                   SWISS BANK CORPORATION, SAN FRANCISCO BRANCH


                              By:
                                   Director


                              By:
                                   Associate Director

$25,000,000                   TORONTO DOMINION (TEXAS), INC.


                              By:
                                   Manager -Credit


$20,000,000                   THE FIRST NATIONAL BANK OF BOSTON


                              By:
                                   Director


$20,000,000                   BARCLAYS BANK PLC


                              By:
                                   Associate Director


                              By:  ______________________________
                                   Director


$20,000,000                   CIBC INC.


                              By:
                                   Managing Director


$20,000,000                   CREDIT SUISSE


                              By:
                                   Member of Senior Management


                              By:
                                   Member of Senior Management


$20,000,000                   THE FUJI BANK LIMITED, SAN FRANCISCO AGENCY


                              By:
                                   General Manager

$20,000,000                   THE INDUSTRIAL BANK OF JAPAN, LTD.,
                              SAN FRANCISCO AGENCY


                              By:
                                   Title:


$20,000,000                   THE  LONG TERM CREDIT BANK OF JAPAN, LIMITED,
                              LOS ANGELES AGENCY


                              By:
                                   Title:


$20,000,000                   THE SAKURA BANK, LIMITED,
                              SAN FRANCISCO AGENCY


                              By:
                                   General Manager


$20,000,000                   THE SANWA BANK, LIMITED,
                              LOS ANGELES BRANCH


                              By:
                                   First Vice President and Manager



$20,000,000                   THE SUMITOMO BANK, LIMITED
                              SAN FRANCISCO BRANCH


                              By:
                                   General Manager


                              By:
                                   Assistant Vice President


$17,500,000                   THE BANK OF NOVA SCOTIA


                              By:
                                   Representative

$17,500,000 BANQUE NATIONALE DE PARIS


                              By:
                                   Vice President


                              By:
                                   Title:


$17,500,000                   THE CHASE MANHATTAN BANK, N.A.


                              By:
                                   Managing Director


$17,500,000                   CREDIT LYONNAIS LOS ANGELES BRANCH


                              By:
                                   Title:


                              CREDIT LYONNAIS CAYMAN ISLANDS     BRANCH


                              By:       ______________________________
                                   Title:


$17,500,000                   ISTITUTO BANCARIO SAN PAOLO DI TORINO, SpA


                              By:
                                   Title:


                              By:
                                   Title:


$17,500,000                   NBD BANK, N.A.


                              By:
                                   Vice President


                              ___________________________
$500,000,000

                                   SCHEDULE I

CITICORP USA, INC.

Domestic Lending Office and Eurodollar Lending Office:
399 Park Avenue
New York, New York  10043
Contact:
Telephone:
Facsimile:
Telex:
Answerback:

Address for Notices:
399 Park Avenue
New York, New York  10043


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

Domestic Lending Office and Eurodollar Lending Office:
1850 Gateway Blvd.
Concord, CA  94520
Contact:       Jennifer Chin-Williams
Account No.:   12331-83980
Telephone:     (510) 675-7329
Facsimile:     (510) 675-7531
Telex:
Answerback:

Address for Notices:
555 California Street, 41st Floor
San Francisco, CA  94104
Attn:  Peter Tomei, Vice President
Phone: (415) 622-4581
Facsimile: (415) 622-4585

NATIONSBANK OF TEXAS, N.A.

Domestic Lending Office and Eurodollar Lending Office:
P.O. Box 831000
TX1-492-67-01
Dallas, Texas 75283-1000
Contact:       Kay Hibbs
Telephone:     (214) 508-3089
Facsimile:     (214) 508-0944
Telex:
Answerback:
Address for Notices:
P.O. Box 831000
TX1-492-67-01
Dallas, Texas 75283-1000

ABN AMRO BANK N.A.
SAN FRANCISCO INTERNATIONAL BRANCH

Domestic Lending Office and Eurodollar Lending Office:
555 California Street, Suite 2750
San Francisco, California 94104
Contact:       Gloria Lee
               Money Market/Loan Specialist
Telephone:     (415) 984-3720
Facsimile:     (415) 362-3524
Telex:         278137
Answerback:    ABNSF UR

Address for Notices:
555 California Street, Suite 2750
San Francisco, California 94104


DEUTSCHE BANK AG,
LOS ANGELES BRANCH AND CAYMAN ISLANDS BRANCH

Domestic Lending Office and Eurodollar Lending Office:
550 South Hope Street, Suite 1850
Los Angeles, CA  90071
Contact:       Anne Norwood
               Loan Administrator
Telephone:     (213) 627-8200
Facsimile:     (213) 627-9779
Telex:         WU 194409
Answerback:    Deutbk Lsa

Address for Notices:
550 South Hope Street, Suite 1850
Los Angeles, CA  90071

SWISS BANK CORPORATION,
SAN FRANCISCO BRANCH

Domestic Lending Office and Eurodollar Lending Office:
101 California Street, Suite 1700
San Francisco, CA  94111
Contact:       William B. Walzar
          Assoc. Dir. Accounting
Telephone:     (415) 774-3329
Facsimile:     (415) 956-3882
Telex:         278 032
Answerback:    swbsf ur

Address for Notices:
101 California Street, Suite 1700
San Francisco, CA  94111

TORONTO DOMINION (TEXAS), INC.

Domestic Lending Office and Eurodollar Lending Office:
909 Fannin, Suite 1700
Houston, Texas 77010
Contact:       Diane Bailey
               Manager Credit Admin.
Telephone:     (713) 653-8250
Facsimile:     (713) 951-9921
Telex:
Answerback:

Address for Notices:
909 Fannin, Suite 1700
Houston, Texas 77010

THE FIRST NATIONAL BANK OF BOSTON

Domestic Lending Office and Eurodollar Lending Office:
2 Morrisey Blvd.
Dorchester, MA  02110
Mail Stop:     05-02-00B
Contact:       Carmen Feliciano
               Loan Admin.
Telephone:     (617) 929-5438
Facsimile:     (617) 929-6912
Telex:
Answerback:

Address for Notices:
2 Morrisey Blvd.
Dorchester, MA  02110

BARCLAYS BANK PLC

Domestic Lending Office and Eurodollar Lending Office:
Client Services Unit
222 Broadway
New York, New York 10038
Contact:       Barbara Pankow
Telephone:     (212) 412-5037
Facsimile:     (212) 412-5002
Telex:
Answerback:

Address for Notices:
Client Services Unit
222 Broadway
New York, New York 10038

CIBC INC.

Domestic Lending Office and Eurodollar Lending Office:
2727 Paces Ferry Road, Suite 1200
Atlanta, GA  30339
Contact:       Mary Ann Stathis
               Senior Associate
Telephone:     (404) 319-4831
Facsimile:     (404) 319-4950
Telex:         542413
Answerback:    CANBANK ATL

Address for Notices:
2727 Paces Ferry Road, Suite 1200
Atlanta, GA  30339


CREDIT SUISSE

Domestic Lending Office and Eurodollar Lending Office:
800 Wilshire Blvd., 8th Floor
Los Angeles, CA  90017
Contact:       Rita Asa
Telephone:     (213) 955-8284
Facsimile:     (213) 955-8245
Telex:         67227
Answerback:    CREDSUIS

Address for Notices:
800 Wilshire Blvd., 8th Floor
Los Angeles, CA  90017


THE FUJI BANK LIMITED,
SAN FRANCISCO AGENCY

Domestic Lending Office and Eurodollar Lending Office:
601 California Street, Suite 500
San Francisco, CA  94108
Contact:       Candi Eng
Telephone:     (415) 362-4740
Facsimile:     (415) 362-4613
Telex:         176087
Answerback:    FUJIBK SFO

Address for Notices:
601 California Street, Suite 500
San Francisco, CA  94108

THE INDUSTRIAL BANK OF JAPAN, LTD.

Domestic Lending Office and Eurodollar Lending Office:
555 California Street, Suite 1610
San Francisco, CA  94104
Contact:       Jeanette O'Donnell
Telephone:     (415) 693-1831
Facsimile:     (415) 982-1917
Telex:         49608738
Answerback:    IBJ SFO

Address for Notices:
555 California Street, Suite 1610
San Francisco, CA  94104


THE LONG TERM CREDIT BANK OF JAPAN, LIMITED
LOS ANGELES AGENCY

Domestic Lending Office and Eurodollar Lending Office:
444 So. Flower Street, Suite 3700
Los Angeles, CA  90071
Contact:       Diane Huynh
               Assistant Manager
Telephone:     (213) 689-6245
Facsimile:     (213) 627-8566
Telex:         67-3558
Answerback:

Address for Notices:
444 So. Flower Street, Suite 3700
Los Angeles, CA  90071


THE SAKURA BANK, LIMITED,
SAN FRANCISCO AGENCY

Domestic Lending Office and Eurodollar Lending Office:
345 California Street, Suite 1100
San Francisco, CA  94104
Contact:       Kazuko Thomas
               Assistant Vice President
Telephone:     (415) 765-0891
Facsimile:     (415) 765-0860
Telex:         49608258
Answerback:    MITKBK SF

Address for Notices:
345 California Street, Suite 1100
San Francisco, CA  94104

THE SANWA BANK, LIMITED

Domestic Lending Office and Eurodollar Lending Office:
601 S. Figueroa Street, W5-4
Los Angeles, CA  90017
Contact:       Washington Boza
               Assistant Vice President
Telephone:     (213) 896-7434
Facsimile:     (213) 896-7475
Telex:         823038
Answerback:

Address for Notices:
601 S. Figueroa Street, W5-4
Los Angeles, CA  90017


THE SUMITOMO BANK, LIMITED

Domestic Lending Office and Eurodollar Lending Office:
555 California Street, Suite 3350
San Francisco, CA  94104
Contact:       Hiroko Kraus
               Administrative Assistant
Telephone:     (415) 616-3000
Facsimile:     (415) 397-1475
Telex:         496-10340
Answerback:    SUMIT SF

Address for Notices:
555 California Street, Suite 3350
San Francisco, CA  94104


THE BANK OF NOVA SCOTIA

Domestic Lending Office and Eurodollar Lending Office:
101 California Street, 48th Floor
San Francisco, CA  94111
Contact:       Norman O. Campbell
               Assistant Agent
Telephone:     (415) 986-1100
Facsimile:     (415) 397-0791
Telex:         00340602
Answerback:    SCOTIABANK

Address for Notices:
101 California Street, 48th Floor
San Francisco, CA  94111

BANQUE NATIONALE DE PARIS

Domestic Lending Office and Eurodollar Lending Office:
180 Montgomery Street, 2nd Floor
San Francisco, CA  94104
Contact:       Don Hart
               Vice President and Treasurer
Telephone:     (415) 956-2511
Facsimile:     (415) 989-9041
Telex:         RCA 278900
Answerback:    BNPS UR

Address for Notices:
180 Montgomery Street, 2nd Floor
San Francisco, CA  94104


THE CHASE MANHATTAN BANK, N.A.

Domestic Lending Office and Eurodollar Lending Office:
1 Chase Manhattan Plaza
New York, New York  10081
Contact:       Freddy Luscher
               Assistant Treasurer
Telephone:     (212) 552-3327
Facsimile:     (212) 552-6731
Telex:
Answerback:

Address for Notices:
1 Chase Manhattan Plaza
New York, New York  10081


CREDIT LYONNAIS LOS ANGELES BRANCH
AND CAYMAN ISLANDS BRANCH

Domestic Lending Office and Eurodollar Lending Office:
515 So. Flower Street, 22nd Floor
Los Angeles, CA  90071
Contact:       Pierre Bury
               Assistant Treasurer
Telephone:     (213) 362-5953
Facsimile:     (213) 623-3437
Telex:         6831990
Answerback:    CREDLAU W

Address for Notices:
515 So. Flower Street, 22nd Floor
Los Angeles, CA  90071

ISTITUTO BANCARIO SAN PAOLO DI TORINO, SPA

Domestic Lending Office and Eurodollar Lending Office:
444 So. Flower, 45th Floor
Los Angeles, CA  90071
Contact:       Jean Chang
               Assistant Vice President
Telephone:     (213) 489-3100
Facsimile:     (213) 622-2514
Telex:         4720338 SPACL
Answerback:

Address for Notices:
444 So. Flower, 45th Floor
Los Angeles, CA  90071


NBD BANK, N.A.

Domestic Lending Office and Eurodollar Lending Office:
611 Woodward Avenue
Detroit, MI  48226
Contact:       Kristi Williams
               Administrative Assistant
Telephone:     (313) 225-3991
Facsimile:     (313) 225-2649
Telex:
Answerback:

Address for Notices:
611 Woodward Avenue
Detroit, MI  48226

EXHIBIT A-l
                             FORM OF SYNDICATED NOTE
U.S. $___________                            Dated:  _______, 19__



           FOR VALUE RECEIVED, the undersigned, APPLE COMPUTER, INC., a California corporation (the " Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Syndicated Advance (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement on the last day of the Interest Period (as defined in the Credit Agreement) for such Syndicated Advance and otherwise in accordance with the provisions of the Credit Agreement.
           The Borrower promises to pay interest on the unpaid principal amount of each Syndicated Advance from the date of such Syndicated Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
           Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, at its offices at _____________________________________________________________ in same day funds, or at such other address or account as the Administrative Agent may designate from time to time in a written notice to the Borrower. Each Syndicated Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
           This Promissory Note is one of the Syndicated Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of __________________, 1993 (the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc. and Bank of America National Trust and Savings Association, as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of the Syndicated Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Syndicated Advance being further evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
           The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

           THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE CHOICE OF LAW RULES OF THAT STATE.

                                   APPLE COMPUTER, INC.,
                                   a California corporation

                                   By:

                                   Name:

                                   Title:

                              SYNDICATED NOTE GRID

                                   EXHIBIT A-2

                              FORM OF AUCTION NOTE

                                                    Dated:  _________, 19__



           FOR VALUE RECEIVED, the undersigned, APPLE COMPUTER, INC., a California corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), the principal amount of each Auction Advance (as defined in the Credit
Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement on the maturity date of such Auction Advance as is specified in the related Notice of Auction Borrowing (as defined in the Credit Agreement) delivered by the Borrower pursuant to Section 2.03(a)(i) of the Credit Agreement.

           The Borrower promises to pay interest on the unpaid principal amount of each Auction Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and payable at such times as are specified pursuant to the provisions of Section 2.03 thereof.

           Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, at its offices at __________________________________________________________, in same day funds, or at such other address or account as the Administrative Agent may designate from time to time in a written notice to the Borrower. Each Auction Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of the principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

           This Promissory Note is one of the Auction Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of _______________, 1993 (the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc. and Bank of America National Trust and Savings Association, as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of Auction Advances by the Lender, in its sole discretion, to the Borrower from time to time pursuant to the provisions of the Credit Agreement, the indebtedness of the Borrower resulting from each such Auction Advance being further evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. The Borrower shall have no right to prepay any principal amount hereof except upon the terms and conditions specified pursuant to the Credit Agreement.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


           THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE CHOICE OF LAW RULES OF THAT STATE.

                                   APPLE COMPUTER, INC.,
                                   a California corporation


                                   By:

                                   Name:

                                   Title:

                                AUCTION NOTE GRID

                                   EXHIBIT B-1

                         NOTICE OF SYNDICATED BORROWING




Bank of America National Trust and Savings
Association, as  Administrative Agent
     for the Lenders parties
     to the Credit Agreement
     referred to below
____________________________
____________________________                           [Date]
____________________________


          Attention:  _____________________

Gentlemen:

           The undersigned, Apple Computer, Inc., refers to the Credit Agreement, dated as of December 9, 1993 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc. and Bank of America National Trust and Savings Association as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Syndicated Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Syndicated Borrowing (the "Proposed Syndicated Borrowing") as required by Section 2.02(a) of the Credit Agreement:

           (i) the Business Day of the Proposed Syndicated Borrowing is __________, 19__;

           (ii) the Type of Syndicated Advances comprising the Proposed Syndicated Borrowing is [Alternate Base Rate Advances] [Eurodollar Rate Advances];

           (iii) the aggregate amount of the Proposed Syndicated Borrowing is $_______________;

          (iv) the Interest Period for each Syndicated Advance made as part of the Proposed Syndicated Borrowing is [____ days] [____ month[s]]; and

           (v) the undersigned's commercial paper ratings in effect on the date hereof are: S&P ____________ and Moody's _______________.

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Syndicated Borrowing:
          (A) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Syndicated Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

           (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Syndicated Borrowing or from the application of the proceeds therefrom;

          (C) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which and as of the date on which they were made, not misleading; and

           (D) the aggregate amount of the Proposed Syndicated Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

                                   Very truly yours,

                                   APPLE COMPUTER, INC.


                                   By:
                                       Title:

EXHIBIT B-2

                           NOTICE OF AUCTION BORROWING



Bank of America National Trust and
Savings Association, as Administrative Agent
     for the Lenders parties
     to the Credit Agreement
     referred to below
____________________________
____________________________                      [Date]
____________________________


          Attention:  _______________________


Gentlemen:

           The undersigned, Apple Computer, Inc., refers to the Credit Agreement, dated December 9, 1993 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc. and Bank of America National Trust and Savings Association as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the "Proposed Auction Borrowing") is requested to be made:

       (A)  Date of Auction Borrowing
       (B)  Amount of Auction Borrowing
       (C)  Maturity Date
       (D)  Interest Rate Basis
       (E)  Interest Payment Date(s)
       (F)  Commercial Paper Ratings         S&P:      Moody's:
       (G)  Absolute Rate Auction Borrowing
            or LIBOR Auction Borrowing
       (H)  _______________________

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Auction Borrowing:

          (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

           (b) no Default or Event of Default has occurred and is continuing, or would result from the Proposed Auction Borrowing or from the application of the proceeds therefrom;
          (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which and as of the date on which they were made, not misleading; and

           (d) the aggregate amount of the Proposed Auction Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

           The  undersigned  hereby  confirms  that  the  Proposed  Auction
Borrowing   is   to   be   made  available  to  it   in   accordance   with
Section 2.03(a)(vi) of the Credit Agreement.

                         Very truly yours,

                         APPLE COMPUTER, INC.



                         By:
                             Title:

EXHIBIT C


                         [Opinion of Borrower's Counsel]

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

Bank of America National Trust and
Savings Association, as Administrative Agent
   for the Lenders parties
   to the Credit Agreement
   referred to below
__________________________
__________________________
__________________________


          Attention:  _______________________


Gentlemen:

           I,  the  undersigned,  the  _________________________  of  Apple
Computer, Inc., do hereby certify, represent and warrant that:

     1. This Certificate is furnished pursuant to Section 5.01(e)(iii) of that certain Credit Agreement dated as of ________________, 1993 (the "Credit Agreement", the terms defined therein being used herein as therein defined) among Apple Computer, Inc. (the "Borrower"), certain Lenders parties thereto and Citicorp USA, Inc. and Bank of America National Trust and Savings Association, as Agent for such Lenders.

      2. Schedule 1 attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Section 5.01(h) and
Section 5.01(i) of the Credit Agreement, all of which data and computations are complete, true and correct.

      3. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

      4. As of the date of the financial statements accompanying this certificate, the Borrower's commercial paper ratings from Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("Moody's") are as follows: S&P:_____, Moody's:_____.

      5. The representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct as of the date hereof as though made on and as of the date hereof.


     Executed this ____ day of _____________, 19__.

                         Name:
                         Title:

                                   Schedule 1
                                       To
                             Compliance Certificate
                   For the _________ Ended ____________, 19__


SECTION 5.01(h): Tangible Net Worth                         ($Millions)

     A.   Consolidated total assets:                   $

     B.   Consolidated total liabilities:              $

     C.   Intangibles  and other
          eliminations (if any):                       $

     D.   Consolidated Tangible Net Worth
          (A -B -C):                                   $

     E.   Minimum Consolidated Tangible Net Worth      $

Section 5.01(i): Debt to Capitalization

     A.   Consolidated Debt:                           $

     B.   Consolidated Tangible Net Worth:             $

     C.   Capitalization (A + B):                      $

     D.   Debt to Capitalization Ratio (A divided by C):  .__ to 1.00

     E.   Maximum Debt to Capitalization Ratio:           .50 to 1.00

EXHIBIT E


                                 Existing Liens

Beneficiary              Amount         Creditor       Type of
                                                       Obligation

Apple Computer, Inc.     $30,715,000    Citibank       Continuing
                                                       Guaranty

Apple Computer, Inc.     $47,370,000    Bank of        Continuing
                                        America        Guaranty

EXHIBIT F


ACI Real Properties, Inc.
Apple Canada Inc.
Apple Computer (Accessories) Limited
Apple Computer (Sales) Limited
Apple Computer (South Africa Foundation) Ltd.
Apple Computer (UK) Limited
Apple Computer AB
Apple Computer Asia, Inc.
Apple Computer Australia Pty. Ltd.
Apple Computer B.V.
Apple Computer Espana, S.A.
Apple Computer Europe, Inc.
Apple Computer France S.A.R.L.
Apple Computer Gesellschaft m.b.H.
Apple Computer GmbH
Apple Computer Limited
Apple Computer Mexico, S.A. de C.V.
Apple Computer Pacific, Inc.
Apple Computer S.A.
Apple Computer S.p.A.
Apple Japan, Inc.
Apple Operations & Technologies Japan, Inc.
Apple Singapore Ptd Ltd
Claris Corporation
Claris International, Inc.
Claris Ireland
FinanceTech, Inc.
Orion Network Systems, Inc.